UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2025

Fractyl Health, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41942	27-3553477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Van de Graaff Drive
Suite 200
Burlington, Massachusetts	01803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 902-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	GUTS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 6, 2025, Fractyl Health, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Underwriter”), in connection with the underwritten offering, issuance and sale by the Company of 19,047,619 shares of the Company’s common stock, $0.00001 par value per share (the “Common Stock”), warrants to purchase up to 19,047,619 shares of Common Stock (the “Tranche A Warrants”) and warrants to purchase 19,047,619 shares of Common Stock (the “Tranche B Warrants” and, together with the Tranche A Warrants, the “Warrants”). The combined offering price for each share of Common Stock, accompanying Tranche A Warrant and accompanying Tranche B Warrant was $1.05. The securities were issued pursuant to an effective shelf registration statement on Form S-3 (File No. 333-285522) and a related prospectus supplement filed with the Securities and Exchange Commission (the “Offering”). The Offering closed on August 7, 2025.

Each Tranche A Warrant has an exercise price per share of Common Stock equal to $1.05, subject to certain adjustments. The Tranche A Warrants are exercisable at any time on or after August 7, 2025 and will expire on August 7, 2027. However, under the Tranche A Warrant, the Company may not effect the exercise of any Tranche A Warrant, and a holder will not be entitled to exercise any portion of any Tranche A Warrant, which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder of the Tranche A Warrant (together with its affiliates) to exceed 4.99% (or, upon election by a holder, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the exercise. However, any holder may increase or decrease such percentage to any other percentage upon at least 61 days’ prior notice from the holder to the Company subject to the terms of the Tranche A Warrant. Generally, the Tranche A Warrants may only be exercised through a cash exercise, however, the holder may elect to exercise the Tranche A Warrant through a cashless exercise if at the time of exercise thereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of, the Common Stock to the holder. The Tranche A Warrants are callable at the Company’s option following the release of 3-month randomized midpoint clinical data from the ongoing REMAIN-1 study, subject to satisfaction of certain conditions including that the average trading price of the stock exceeds $1.37 per share for 15 consecutive trading days and a minimum daily trading volume threshold.

Each Tranche B Warrant has an exercise price per share of Common Stock equal to $1.05, subject to certain adjustments. The Tranche B Warrants are exercisable upon receipt of stockholder approval as may be required by the applicable rules and regulations of The Nasdaq Global Market (the “Tranche B Warrant Stockholder Approval”) and will expire on the date that is five (5) years from the date of the Tranche B Warrant Stockholder Approval. Under the Tranche B Warrant, the Company may not effect the exercise of any Tranche B Warrant, and a holder will not be entitled to exercise any portion of any Tranche B Warrant, which, upon giving effect to such exercise, would cause the aggregate number of shares of the Common Stock beneficially owned by the holder of the Tranche B Warrant (together with its affiliates) to exceed 4.99% (or, upon election by a holder, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the exercise. However, any holder may increase or decrease such percentage to any other percentage upon at least 61 days’ prior notice from the holder to the Company subject to the terms of the Tranche B Warrant. The holder may, in its sole discretion, elect to exercise the Tranche B Warrant through a cashless exercise or for cash.

In addition, the Company granted the Underwriter a 30-day option to purchase up to an additional 2,857,142 shares of Common Stock, along with associated Tranche A and Tranche B Warrants, at the combined public offering price, less underwriting discounts and commissions. On August 6, 2025, the Underwriter exercised the option to purchase additional shares of Common Stock, along with associated Tranche A and Tranche B Warrants, in full.

The Company received approximately $20.7 million of net proceeds from the Offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company and excluding any potential future proceeds from the exercise of the Warrants. If fully exercised for cash, the Warrants could yield up to an additional $46 million in future gross proceeds. The Company intends to use the net proceeds from the Offering, together with its existing resources, to support its Revita and Rejuva pipeline programs and for working capital and other general corporate purposes.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions.

In addition, with respect to the Tranche B Warrants, the Company has agreed to hold a special meeting of its stockholders to obtain the Tranche B Warrant Stockholder Approval as soon as practicable following the closing of the Offering, but no later than 60 days from the closing of the Offering, with the recommendation of the Company’s Board of Directors that stockholders approve such proposal, and to solicit proxies from the Company’s stockholders in connection therewith. The Company has further agreed that if it does not obtain Tranche B Warrant Stockholder Approval at the first meeting, the Company shall use commercially reasonable efforts to seek the Tranche B Warrant Stockholder Approval every thirty (30) days until the earlier of the date on which Tranche B Warrant Stockholder Approval is obtained or the Tranche B Warrants are no longer outstanding. On August 6, 2025, the Company and its directors, its officers, Mithril LP and Mithril II LP (together with Mithril LP, “Mithril”) entered into a voting agreement, pursuant to which the Company and its directors, its officers and Mithril agreed to vote in favor of the Tranche B Warrant Stockholder Proposal (the “Voting Agreement”).

The representations, warranties and covenants contained in the Underwriting Agreement were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Underwriting Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Underwriting Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

On August 7, 2025, the Company entered into a warrant agency agreement (the “Warrant Agency Agreement”) with the Company’s transfer agent, Equiniti Trust Company, LLC, who will act as warrant agent for the Company, setting forth terms and conditions governing the transfer, exercise and other terms of the Warrants.

The foregoing descriptions of the terms of the Underwriting Agreement, Warrant Agency Agreement, Tranche A Warrants, Tranche B Warrants, and Voting Agreement are each qualified in their entirety by reference to the Underwriting Agreement, Warrant Agency Agreement, form of Tranche A Warrants, form of Tranche B Warrants, and Voting Agreement respectively, which are attached as Exhibit 1.1, Exhibit 4.1, Exhibit 4.2, Exhibit 4.3, and 10.1 hereto, respectively, and incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the anticipated use of or impact of the net proceeds from the Offering, the grant of the option to purchase additional shares, the Company’s ability to seek or obtain stockholder approval in relation to the Tranche B Warrants, and the timing of any of the foregoing.

These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the Company’s limited operating history; the incurrence of significant net losses and the fact that the Company expects to continue to incur significant net losses for the foreseeable future; the Company’s need for substantial additional financing; the Company’s ability to continue as a going concern; the lengthy and unpredictable regulatory approval process for the Company’s product candidates; uncertainty regarding its clinical studies; the regulatory approval process of the FDA, comparable foreign regulatory authorities and lengthy, time-consuming and inherently unpredictable, and even if we complete the necessary clinical studies, we cannot predict when, or if, we will obtain regulatory approval or certification for any of our product candidates, and any such regulatory approval or certification may be for a more narrow indication than we seek; and the potential launch or commercialization of any of Company’s product candidates or products and our strategic and product development objectives and goals, and the other factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on May 13, 2025 and in our other filings with the SEC. These forward-looking statements are based on management’s current estimates and expectations. While the Company may elect to update such forward-looking statements at some point in the future, the Company disclaims any obligation to do so, even if subsequent events cause its views to change

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of August 6, 2025, by and between the Company and Ladenburg Thalmann & Co. Inc.

4.1	Warrant Agency Agreement

4.2	Form of Tranche A Warrant

4.3	Form of Tranche B Warrant

5.1	Opinion of Latham & Watkins LLP

10.1	Form of Voting Agreement by and among the Company and its directors, its officers and Mithril, dated August 6, 2025

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fractyl Health, Inc.

Date: August 7, 2025	By:	/s/ Harith Rajagopalan
Harith Rajagopalan, M.D., Ph.D. Co-Founder, Chief Executive Officer and Director (Chief Executive Officer)